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EXHIBIT  23 (I)

                        [LETTERHEAD OF D'ANCONA & PFLAUM]

April  23, 2001

Selected American Shares, Inc.
Selected Special Shares, Inc.
Selected Capital Preservation Trust
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706

Dear Ladies and Gentlemen:

     We are counsel for:

     Selected American Shares, Inc. (a "Joint Registrant") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest in the series designated Selected American Shares (" SAS Shares") in registration statement No. 2-10699 on Form N-1A ("Joint Registration Statement");

     Selected Special Shares, Inc. (a "Joint Registrant") in connection with the registration under the Act of an indefinite number of shares of beneficial interest in the series designated Selected Special Shares ("SSS Shares") in registration statement No. 2-27514 on Form N-1A ("Joint Registration Statement"); and

     Selected Capital Preservation Trust. (a "Joint Registrant") in connection with the registration under the Act of an indefinite number of shares of beneficial interest in the series designated as Selected Government Income Fund and Selected Daily Government Fund ("SGIF Shares" and "SDGF Shares", respectively) in registration statement No. 2-27514 on Form N-1A ("Joint Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Articles of Incorporation (or Declaration of Trust) and bylaws of each Joint Registrant, actions of the Board of Directors of the Joint Registrants authorizing the issuance of SAS Shares, SSS Shares, SGIF Shares, and SDGF Shares and the Registration Statements of each Joint Registrant.

     Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of SAS Shares, SSS Shares, SGIF Shares, and SDGF Shares in accordance with their Articles of Incorporation (or Declaration of Trust) and the actions of the Board of Directors authorizing the issuance of the shares, and the receipt by each Joint Registrant of the authorized consideration therefor, the shares so issued will be validly issued, fully paid and nonassessable.



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     We consent to the filing of this opinion as an exhibit to the Registration
Statement of each Joint Registrant. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                                     Very truly yours,

                                                     D'Ancona & Pflaum



                                                     By: /s/ Arthur Don
                                                         ----------------------
                                                         Arthur Don, Member